UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2014

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 3, 2014, at the annual meeting of the shareholders of Marlin Business Services Corp. (the “Company”), shareholders approved the Company’s 2014 Equity Compensation Plan (the “Plan”). The Plan had been approved by the Company’s Board of Directors on April 21, 2014, subject to shareholder approval. A summary of the material terms of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on April 28, 2014, which summary is incorporated herein by reference. A copy of the Plan was attached as Exhibit 10.1 to Company’s Current Report on Form 8-K filed with the SEC on June 9, 2014.

The following forms of award agreements available under the Plan are attached to this Current Report on Form 8-K and are incorporated herein by reference: the Form of Non-Employee Director Stock Award Agreement is attached as Exhibit 10.1 and the Form of Employee Stock Award Agreement is attached as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Non-Employee Director Stock Award Agreement

10.2	Form of Employee Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2014

MARLIN BUSINESS SERVICES CORP.

By:	/s/ Edward R. Dietz
Name:	Edward R. Dietz
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Non-Employee Director Stock Award Agreement

10.2	Form of Employee Stock Award Agreement